Exhibit 99.1

July 14, 2014

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: David Donaldson (205) 298-3220

VULCAN MATERIALS NAMES J. THOMAS HILL PRESIDENT AND

CHIEF EXECUTIVE OFFICER

New Leadership Team Focused on Strategic Growth That Will Further Strengthen

the Nation’s Premier Aggregates Business

Cynthia L. Hostetler Appointed to Board of Directors

Birmingham, Ala., July 14, 2014 – Vulcan Materials Company (NYSE:VMC), the nation’s largest producer of construction aggregates, today announced that the Company’s Board of Directors has named J. Thomas Hill (55) President and Chief Executive Officer and elected him to the Board of Directors. Hill, the Company’s former Executive Vice President and Chief Operating Officer, succeeds Donald James (65), who will assume the role of Executive Chairman.

The Company also announced that it has promoted John McPherson (46), previously Executive Vice President and Chief Financial Officer, to the position of Executive Vice President, Chief Financial and Strategy Officer. In this new position, John will retain his current responsibilities while also assuming the strategy and human resources functions of the Company.

“Having successfully navigated the worst downturn in our industry’s history, now is the right time to put in place our new leadership team, led by Tom, to guide the Company and expand our market leadership in the industry,” said James. “Tom has been a tremendous asset to our Company over the years, particularly as we successfully enhanced Vulcan’s profitability and financial strength during the market downturn and positioned the Company for strong performance during the recovery. Tom is a proven leader with vast operational and industry experience and superlative management skills. He is the right person at the right time to lead our Company forward in its next phase of growth. Given his strong track record at Vulcan, deep understanding of our organization and close relationship with the management team, we are confident that Tom will transition seamlessly into this new role.”

“John McPherson has proven to be an extremely valuable member of our senior management team since joining Vulcan in 2011,” James continued. “His experience as an investment banker and management consultant, and his successful tenure as one of Vulcan’s regional senior vice presidents, have prepared him well to assist Tom in leading our Company forward.”

“I am honored to have the opportunity to lead such an exceptional Company and team of professionals, with the best employees in the industry,” said Hill. “Our newly formed executive team of John McPherson, Stan Bass, our West Region Senior Vice President, and Michael Mills, our Senior Vice President and General Counsel, along with our superior regional vice presidents, general managers and employees throughout the Company, are focused on the continuing strategic expansion of our world class assets and geographic footprint in high growth markets. We look forward to growing our best-in-class profit margins and markets, further strengthening our customer and community relationships, and building new opportunities for the growth and development of our employees. Building on our record of steady strategic growth in key U.S. markets, we will further and significantly enhance Vulcan’s unmatched competitive position in the industry. We firmly believe that our aggregates-focused growth strategy is the right one at the right time to generate substantial long-term value for our shareholders, employees and customers.”

Vice Chairman Danny Shepherd and Daniel Sansone, Executive Vice President, Strategy, will continue to report to the Executive Chairman as they work with the new leadership team in executing the Company’s business development and strategic initiatives, and on other transition issues.

Douglas J. McGregor, Lead Director, said, “On behalf of the board, I want to thank Don for his invaluable contributions to the Company as Chief Executive Officer over the years, and in particular for his role in enhancing Vulcan’s financial strength and strategic focus during the economic recession and downturn in the construction industry. Today, thanks in large part to Don’s leadership, Vulcan is extremely well positioned to benefit from the construction market recovery and to deliver value over the long term. Under Don’s leadership, first as President and then CEO, Vulcan Materials’ enterprise value has grown from $2 billion to $10 billion, its permitted reserves base has doubled from 7.5 billion tons to more than 15 billion tons today, and the aggregates facilities it operates have increased from 122 to 327."

James said, “It has been an honor to serve as Vulcan’s Chief Executive Officer, working with such talented employees for nearly two decades. I am extremely proud of the accomplishments that we have achieved together, and I know Tom, John and the rest of the leadership team will continue the Company’s ongoing progress and success well into the future.”

Vulcan also announced that Cynthia L. Hostetler (51) has been elected to the Board of Directors and that Phillip W. Farmer (75) is retiring from the Board.

“The Board deeply appreciates the valuable counsel and guidance Phil has provided to Vulcan since he joined the Board in 1999,” said James. “He will be greatly missed and we wish him all the best. We are pleased to welcome Cynthia to our Board, and are confident that her investment management and financial expertise will prove to be great assets to the Board and the Company in the coming years."

Ms. Hostetler currently serves on the board of directors and as a trustee for multiple mutual funds managed by Aberdeen Asset Management, an international investment advisor with over $540 billion under management. She is also a member of the board of TriLinc Global Fund. Previously from 2001 to 2009, Ms. Hostetler served as Head of Investment Funds and Private Equity at the Overseas Private Investment Corporation (OPIC). She also served on the Board of Directors of Edgen Group, a global energy infrastructure company, prior to its acquisition by Sumitomo. Additionally, she has served as President and a member of the Board of Directors of First Manhattan Bancorporation, a bank holding company in the Midwest. She began her career as a corporate lawyer with Simpson Thacher & Bartlett in New York.

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Tom Hill has been with Vulcan for over 24 years, serving in a variety of operations and general management assignments of increasing responsibility since first joining the company in 1979. Hill was most recently the Executive Vice President and Chief Operating Officer for the Company. Prior to this, he served as Senior Vice President of Vulcan's South Region. Previously, Hill was the President of Vulcan's former Florida Rock Division and prior to that was President of the Company's former Southwest Division. From 1990 to 1996 he worked for Redlands Stone Products in sales and operations management, before rejoining Vulcan as Vice President and General Manager of the Company's Southwest Division. Hill is a graduate of the University of Pittsburgh and the Wharton School of Business, Executive Management Program.

John McPherson joined Vulcan in 2011 as Senior Vice President for Strategy and Business Development, and has been involved with the Company professionally since 2009. During 2013, he served as Senior Vice President of the East Region until his promotion to Executive Vice President and Chief Financial Officer earlier this year. Prior to joining Vulcan, John was the Managing Partner of the Dallas office of McKinsey & Company, a global management consulting firm. John also spent several years as an investment banker with Goldman Sachs & Co. He is a graduate of Stanford University where he earned both B.S. and M.B.A. degrees.

Stan Bass, currently serving as Senior Vice President, West Region, joined Vulcan Materials Company as Director of Business Development in 1996. In 1999, Stan was promoted to Vice President and General Manager for the East Region and in 2005, he was appointed President of the Midsouth Division. In 2010 he took on additional responsibilities as President of Vulcan’s Southwest Division. In 2012, Stan was appointed to the role of Senior Vice President, Central Region. Stan graduated from Virginia Military Institute with a Bachelor’s Degree in Civil Engineering.  He also attended the Wharton School of Business, Executive Management Program.

Michael Mills was elected Senior Vice President and General Counsel on November 1, 2012. He previously served from 2002-2012 in regional management roles as Senior Vice President – East Region, President of the former Southeast Division and Vice President and General Manager for Middle/West TN and KY. Michael joined Vulcan’s Legal Department in 1991 and was Associate General Counsel at the time he moved into regional management. He is a graduate of Harvard University, the University of Alabama School of Law, and Northwestern University’s Kellogg Graduate School of Management.

About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 index, is the nation's foremost producer of construction aggregates and a major producer of other construction materials. For additional information about Vulcan, go to www.vulcanmaterials.com.